UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 23, 2006

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices)         (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01.	Other Events.

On August 23, 2006, the Chairman of the Board of Directors and Chief Executive Officer of Science Applications International Corporation (SAIC or the Company) sent a memo dated August 23, 2006 to the employees and stockholders of the Company providing an update on certain matters related to the Company’s proposed reorganization merger and initial public offering (“IPO”), including the process the Company expects to follow if the proposals are approved by SAIC stockholders at the special stockholders’ meeting scheduled for August 29, 2006. The memo includes a discussion of (i) the filing of an amendment to the IPO registration statement with the SEC that will include updated financial information and an initial IPO price range; (ii) the road show to be conducted by senior management; (iii) the process of determining the final IPO price, including factors to be considered; (iv) the process for determining the amount of the special dividend and the dividend record date; and (v) the number of shares that may be issued in the IPO. A copy of the memo is attached as Exhibit 99.1 and incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Memo from Chairman and CEO to employees and stockholders dated August 23, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: August 23, 2006	By	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President
General Counsel and Secretary